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			EXHIBIT 24



CONSENT OF INDEPENDENT ACCOUNTANTS





		We consent to the incorporation by reference in the registration statements of C-TEC Corporation on Form S-8 (File
Nos. 2-98305, 2-98306, 33-5723 and 33-13066) of our report,
which includes an explanatory paragraph regarding the Company's change in methods of accounting for income taxes and postretirement benefits other than pensions in 1993, dated March
4, 1994 on our audits of the consolidated financial statements and financial statement schedules of C-TEC Corporation and subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is included in this Annual Report on Form 10-K.





			COOPERS & LYBRAND







2400 Eleven Penn Center

Philadelphia, Pennsylvania

March 28, 1994